Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-95035 on Form S-8 of our report dated June 27, 2006, appearing in this Annual Report on Form 11-K of The Pinnacle West Capital Corporation Savings Plan for the year ended December 31, 2005.
DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 27, 2006